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                                                                   EXHIBIT 10.50


                      AGREEMENT OF PRINCIPLES OF EMPLOYMENT

                               Dated July 6, 2005



By and among:     DAVID WIESSMAN (hereinafter: "Mr. Wiessman")

And:              ALON ISRAEL OIL COMPANY LTD. (hereinafter: "Alon Israel")

And:              ALON USA ENERGY, INC. (hereinafter "Alon Energy")

WHEREAS, Mr. Wiessman and Alon Israel have entered into an Agreement of Principles of Employment dated June 19, 2005 (the "Alon Israel Employment Agreement");

WHEREAS, portions of the Alon Israel Employment Agreement relate to Mr. Wiessman's services to Alon Energy and its subsidiaries;

WHEREAS, Alon Energy has agreed to assume from Alon Israel and to be responsible for the compensation and other benefits set forth in the Alon Israel Employment Agreement which pertain to Mr. Wiessman's services to Alon Energy and its subsidiaries;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The term of this agreement will be for 5 (five) years commencing on 1/1/05 (hereinafter: "THE TERM OF THE AGREEMENT").

         2. During the term of this agreement, Mr. Wiessman through DW OPERATING, LLC, will render his services to Alon Energy in the USA and will serve as Executive Chairman of the Board of Alon Energy and as chairman or an executive officer (as the case may be) in all of the subsidiaries of Alon Energy.

         3. The monthly remuneration to be paid by Alon Energy to Mr. Wiessman for rendering his services to Alon Energy in accordance with section 2 above will be: $24,000 (twenty-four thousand dollars) ("THE REMUNERATION"). Mr. Wiessman will be entitled to participate in the bonus plan of Alon Energy and its subsidiaries at an executive level. Mr. Wiessman will be entitled to a 5% fee increase at the end of each of the second, third and fourth year of the agreement.

         4. Alon Energy or Alon Israel will be entitled to bring this agreement to an early end, upon a prior written notice to Mr. Wiessman of 6 (six) months.

         5. In case of termination of this agreement according to section 4 above, for any reason whatsoever, then the following provisions will apply:

                           a. During the 6 (six) months prior notice period given to Mr. Wiessman he will be entitled to receive full remuneration in accordance with section 3 herein.



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                           b.       Mr. Wiessman will be entitled to a 12
                                    (twelve) month adaptation period commencing at the end of the prior notice period. During the adaptation period Mr. Wiessman will be entitled to receive his full remuneration according to this agreement.

                           c. Alon Energy will pay Mr. Wiessman all remuneration Mr. Wiessman is entitled to up to the date of termination of his employment, including the prior notice period, to which Alon Energy shall add a compensation fee equal to the amount of 200% of the monthly remuneration paid to Mr. Wiessman according to this agreement for each year in which he rendered his services to Alon Energy.

         6. During the term of this Agreement, Alon Energy shall provide the following benefits to Mr. Wiessman:

                           a. Alon Energy will rent or lease a car for the use of Mr. Wiessman during his stays in the U.S. The car will be in a standard and level suitable to the position Mr. Wiessman is filling.

                           b. Alon Energy will participate in the costs of Mr. Wiessman's apartment maintenance in the U.S as customary for an Israeli employee employed by Alon Energy in the U.S.

                           c. Alon Energy shall provide medical insurance to Mr. Wiessman as customary for Alon Energy employees in the U.S.

                           d. Alon Energy shall provide flight tickets to the U.S for Mr. Wiessman's family members (up to 8 tickets a year).

IN WITNESS WHEREOF, the parties have signed this agreement as of the date first above written.


Alon USA Energy, Inc.                      Alon Israel Oil Company Ltd.

/s/ HARLIN DEAN                             /s/ ITZHAK BADER
------------------------------             --------------------------------
Harlin Dean, Vice President                Itzhak Bader, Chairman


/s/ DAVID WIESSMAN
-----------------------------
David Wiessman